Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Securities Funds (Invesco Investment Securities Funds) of our reports dated April 21, 2023 relating to the financial statements and financial highlights of Invesco Corporate Bond Fund, Invesco Global Real Estate Fund, Invesco Government Money Market Fund, Invesco High Yield Bond Factor Fund, Invesco High Yield Fund, Invesco Income Fund, Invesco Intermediate Bond Factor Fund, Invesco Real Estate Fund, Invesco Short Duration Inflation Protected Fund, Invesco Short Term Bond Fund and Invesco U.S. Government Money Portfolio which appear in AIM Investment Securities Funds (Invesco Investment Securities Funds)’s Annual Report on Form N-CSR for the year ended February 28, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 26, 2023